For Immediate Release

Contact: Andrew M. O’Shea Secretary 860.298.0444 aoshea@moscowcablecom.com

Moscow CableCom Corp. Receives Unsolicited Offer

New York, NY – November 6, 2006 – Moscow CableCom Corp. (NASDAQ: MOCC) announced today that it has received an unsolicited offer from Renova Media Enterprises Ltd., its largest shareholder, to acquire Moscow CableCom Corp. (the “Company”) in a merger in which the Company’s stockholders would receive $10.80 per share of the Company’s common stock in cash. The Company said that its Board has appointed a special committee of independent directors to review and evaluate the offer and consider the Company’s options.  The special committee will retain independent legal and financial advisers.

The Company noted that Renova Media Enterprises is already the controlling shareholder of the Company, directly holding 43.1% of the outstanding share capital of the Company and 61.7% of its share capital on a fully diluted basis.  In addition, Moskovskaya Telecommunikatsionnaya Corporatsiya, more commonly known in the market as COMCOR, which is controlled by Renova Media Enterprises, owns 23.1% of the Company’s outstanding share capital and 14.6% of its share capital on a fully diluted basis.

About Moscow CableCom Corp.

Moscow CableCom Corp. (NASDAQ: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed data network in Moscow. At present, no other company in Moscow is providing a full range of residential broadband services. For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and its ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K /A for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.